Exhibit 24

POWER OF ATTORNEY

        I, the undersigned Director and/or Officer of ArvinMeritor, Inc., an Indiana corporation (the “Company”), hereby constitute VERNON G. BAKER, II, and BONNIE WILKINSON, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, one or more Registration Statements on Form S-8 registering under the Securities Act of 1933, as amended, securities to be sold under the ArvinMeritor Hourly Employees Savings Plan, and any and all amendments (including post-effective amendments) and supplements to such Registration Statements.

Signature	Title	Date
/s/ Charles G. McClure, Jr. Charles G. McClure, Jr.	Chairman of the Board, and Chief Executive Officer and President (principal executive officer) and Director	February 16, 2005
/s/ Joseph B. Anderson, Jr. Joseph B. Anderson, Jr.	Director	February 16, 2005
/s/ Rhonda L. Brooks Rhonda L. Brooks	Director	February 16, 2005
David W. Devonshire	Director	February 16, 2005
/s/ Joseph P. Flannery Joseph P. Flannery	Director	February 16, 2005
/s/ William D. George, Jr. William D. George, Jr.	Director	February 16, 2005
/s/ Richard W. Hanselman Richard W. Hanselman	Director	February 16, 2005
/s/ Charles H. Harff Charles H. Harff	Director	February 16, 2005
/s/ Victoria B. Jackson Victoria B. Jackson	Director	February 16, 2005
/s/ James E. Marley James E. Marley	Director	February 16, 2005
/s/ William R. Newlin William R. Newlin	Director	February 16, 2005
/s/ James E. Perrella James E. Perrella	Director	February 16, 2005
Steven G. Rothmeier	Director	February 16, 2005
/s/ Andrew J. Schindler Andrew J. Schindler	Director	February 16, 2005
/s/ Rakesh Sachdev Rakesh Sachdev	Vice President and Controller (principal financial and accounting officer)	February 16, 2005